EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099
TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

May 17, 2001

Advanced Digital Information Corporation
P.O. Box 97057
11431 Willows Road N.E.
Redmond, WA 98073-9757

       Re: Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“the Act”), which you are filing with the Securities and Exchange Commission with respect to up to 2,542,102 shares of Common Stock, no par value (the “Shares”), as may be issued as follows: 21,600 shares pursuant to the Advanced Digital Information Corporation Outside Directors August 2000 Stock Option Program; 2,000,000 shares pursuant to the Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan; and 520,502 shares pursuant to the 1997 Stock Option Plan of Pathlight Technology, Inc. (the “Plans”).

       We have examined the Registration Statement and such documents and records of Advanced Digital Information Corporation and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

       Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Advanced Digital Information Corporation and the registration by its registrar of such Shares and the sale thereof by Advanced Digital Information Corporation in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP